UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 (Exact name of registrant as specified in its charter)

July 29, 2019
Date of Report (Date of earliest event reported)

Foamix Pharmaceuticals Ltd.

Israel	001-36621	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Holzman Street, Weizmann Science Park
Rehovot, Israel	7670402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-8-9316233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value NIS 0.16 per share	FOMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01           Entry into a Material Definitive Agreement.

Credit Facility
Overview
On July 29, 2019 (the “Closing Date”), Foamix Pharmaceuticals Ltd. (“Foamix“ or the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) among the Company, Foamix Pharmaceuticals Inc. (the “Borrower”), the subsidiary guarantors from time to time party thereto (the “Subsidiary Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Perceptive Credit Holdings II, LP, as Administrative Agent.  Pursuant to the Credit Agreement,  the Lenders will provide a senior secured delayed draw term loan facility (the “Credit Facility”) to the Borrower in an aggregate principal amount of $50,000,000, with up to $15,000,000 in aggregate principal amount to be available on the Closing Date (each a “Tranche 1 Loan”); up to $20,000,000 in aggregate principal amount to be available after the Closing Date but prior to February 28, 2020 (each a “Tranche 2 Loan”); and up to $15,000,000 in aggregate principal amount to be available after the Closing Date (each a “Tranche 3 Loan” and collectively with any Tranche 1 Loans and any Tranche 2 Loans, the “Loans”).  The Borrower shall be permitted to borrow a Tranche 2 Loan only following (i) the U.S. Food and Drug Administration’s (the “FDA”) approval of NDA 212379 (minocycline hydrochloride foam, 4%, also known as FMX101, the Company’s lead product candidate) and listing of FMX101 in the FDA’s “Orange Book,” and (ii) such time at which the Company or one of its subsidiaries has secured arrangements with a third party for the commercial supply and manufacture of FMX101, and the Borrower shall be permitted to borrow a Tranche 3 Loan only following the achievement of certain revenue targets.  Subject to any acceleration as provided in the Credit Agreement, including upon an Event of Default (as defined in the Credit Agreement), the Credit Facility will mature on July 29, 2024 (the “Maturity Date”).  On the Closing Date, Perceptive Credit Holdings II, LP (“Perceptive”) and OrbiMed Royalty & Credit Opportunities III, LP (“OrbiMed”), as Lenders, made a Tranche 1 Loan in the aggregate principal amount of $15,000,000 to the Borrower, as evidenced by the issuance of promissory notes in favor of the Lenders on the Closing Date (the “Initial Notes”).

Draw Fee, Interest Rate, Amortization and Prepayment
A fee in an amount equal to one percent (1.0%) of the aggregate principal amount of all Loans made on any given borrowing date (the “Draw Fee”) shall be payable to the Lenders.

Any outstanding principal amount of the Loans accrues interest monthly at a rate equal to the sum of (i) 8.25% (subject to increase in accordance with the terms of the Credit Agreement) (the “Applicable Margin”) plus (ii) the greater of (x) the one-month London Interbank Offered Rate for deposits in U.S. dollars at approximately 11:00 a.m. (London, England time), as determined by the Administrative Agent from the appropriate Bloomberg or Telerate page selected by the Administrative Agent, as of the second Business Day immediately preceding the first day of  the calendar month or the date of borrowing (if such Loan is not outstanding as of the first day of the calendar month), as applicable, and (y) two and three-quarters percent (2.75%).  Upon the occurrence and during the continuance of any Event of Default by the Company or the Borrower, the Applicable Margin shall automatically increase by four hundred (400) basis points per annum (the resulting interest rate following such increase, the “Default Rate”).  Accrued interest on the Loans is payable in cash, in arrears, on the last day of each calendar month (or, if such day is not a business day, the next succeeding business day) (each, a “Payment Date”) and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate, or any accrued interest not paid on or before the Maturity Date, shall be payable from time to time in cash on demand by the Administrative Agent until paid in full.

There will be no scheduled repayments of principal on the Loans prior to the fourth anniversary of the Closing date in July 2023.  Thereafter, on each Payment Date occurring prior to the scheduled Maturity Date, the Borrower shall make a payment on the Loans in an amount equal to one and one half percent (1.5%) of the aggregate principal amount of the Loans outstanding on the fourth anniversary of the Closing Date. On the Maturity Date, the Borrower shall repay the entire remaining outstanding balance of the Loans in full and in cash.  The Borrower has the right to optionally prepay, in whole or in part, the outstanding principal amount of the Loans on any Business Day (as defined in the Credit Agreement) for an amount equal to the sum of (x) the aggregate principal amount of the Loans being prepaid, (y) the applicable Prepayment Premium (as defined below) on the principal amount of the Loans being prepaid and (z) any accrued but unpaid interest on the principal amount of the Loans being prepaid.  The Prepayment Premium means, with respect to any prepayment of any outstanding principal amount of the Loans occurring (i) prior to the first anniversary of the Closing Date, an amount equal to ten percent (10.0%) of the aggregate outstanding principal amount of the Loans being prepaid; (ii) at any time on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, an amount equal to eight percent (8.0%) of the aggregate outstanding principal amount of the Loans being prepaid; (iii) at any time on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, an amount equal to four percent (4.0%) of the aggregate outstanding principal amount of the Loans being prepaid; and (iv) at any time on or after the third anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, an amount equal to two percent (2.0%) of the aggregate outstanding principal amount of the Loans being prepaid.  A mandatory prepayment may be triggered by certain casualty losses or sales of the assets serving as Collateral (as defined in the Credit Agreement).

Security Instruments and Warrants
Pursuant to various security agreements and debentures, dated as of the Closing Date (collectively, the “Security Agreements”), among the Company, the Borrower, the Subsidiary Guarantors and the Lender, all of the Borrower’s obligations under the Credit Agreement are secured by a first-priority lien and security interest in substantially all of the Company’s, the Borrower’s, and the Subsidiary Guarantors’ tangible and intangible assets, including intellectual property and, subject to certain limitations related to tax consequences, all of the equity interests in the Subsidiary Guarantors.

As consideration for the Credit Agreement, the Company has issued, on the Closing Date, a Warrant to Purchase Ordinary Shares to affiliates of each of Perceptive and OrbiMed (the “Warrants”). The Warrants have an exercise price equal to $2.09, which is equal to the trailing 5-day volume weighted average price (“VWAP”) of the Company’s ordinary shares, par value NIS 0.16 per share (the “Ordinary Shares”), on the trading day immediately prior to the Closing Date.  Each of the Warrants is exercisable for 550,000 ordinary shares of the Company and has an expiration date of July 29, 2026. Each of Perceptive and Orbimed represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of  under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company issued the Warrants in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act. The Warrant and the Ordinary Shares issuable thereunder may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Representations, Warranties, Covenants, and Events of Default
The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company, the Borrower and the Subsidiary Guarantors to undertake various reporting and notice requirements, maintain insurance and maintain in full force and effect all Regulatory Approvals, Material Agreements, Material Intellectual Property (each as defined in the Credit Agreement) and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of the Company’s, the Borrower’s, and the Subsidiary Guarantors’ business. The negative covenants restrict or limit the ability of the Company, the Borrower, and the Subsidiary Guarantors to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s, the Borrower’s, or the Subsidiary Guarantors’ business activities; make certain Investments or Restricted Payments (each as defined in the Credit Agreement); change its fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company, the Borrower, and the Subsidiary Guarantors must (i) at all times prior to FDA approval of FMX101 maintain a minimum aggregate cash balance of $15 million; (ii) at all times on or after the date of FDA approval of FMX101 maintain a minimum aggregate cash balance of $2.5 million; and (iii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending September 30, 2020, receive a minimum net revenue for the trailing 12-month period in amounts set forth in the Credit Agreement, which range from $10.5 million for the fiscal quarter ending September 30, 2020 to $109.5 million for the fiscal quarter ending June 30, 2024.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain regulatory-related events and events constituting a Change of Control (as defined in the Credit Agreement). The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Loans are immediately due and payable in whole or in part.

Other Related Matters
The foregoing summaries of the Credit Agreement, the Initial Notes, the Security Agreements and the Warrants (collectively, the “Credit Facility Agreements”) do not purport to be complete and are qualified in their entirety by reference to the Credit Facility Agreements, copies of each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The representations, warranties, and covenants contained in the Credit Facility Agreements were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement and such other documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. The Company’s shareholders are not third-party beneficiaries under the Credit Facility Agreements and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Borrower, or any of its Subsidiary Guarantors or other affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Facility Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

Share Purchase Agreement
On July 29, 2019, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Life Sciences”) pursuant to which the Company agreed to issue and sell an aggregate of 6,542,057 ordinary shares of the Company, par value NIS 0.16 per share (the “Shares”), to Perceptive Life Sciences for a purchase price of  $2.14 per share in a registered direct offering (the “Registered Direct Offering”), without an underwriter or placement agent.  The closing of the Registered Direct Offering is expected to occur on July 31, 2019.  Gross proceeds to the Company from the Registered Direct Offering are expected to be approximately $14 million, and transaction expenses are anticipated to be approximately $250,000.  The Company intends to use the net proceeds from the Registered Direct Offering for (i) the regulatory proceedings and commercial launch of FMX101, (ii) the preparation and filing of an NDA for FMX103, (iii) certain pipeline development activities; and (iv) other general corporate purposes.

The Shares were offered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-224084) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on April 2, 2018 and was declared effective on April 12, 2018, and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated July 29, 2019.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in this agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms and conditions of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

The legal opinion and consent of Herzog Fox & Neeman addressing the validity of the securities issued in connection with the Registered Direct Offering are filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

Disclaimer on Forward-looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These include statements regarding the use of proceeds from the offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond the Company’s control. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Credit Facility Agreements in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 3.02          Unregistered Sales of Equity Securities.

To the extent applicable, the disclosures of the material terms and conditions of the Warrants in Item 1.01 above are incorporated into this Item 3.02 by reference.

Item 8.01          Other Events.

On July 30, 2019, the Company issued a press release announcing the closing of the Credit Facility and execution of the Purchase Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01          Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Herzog Fox & Neeman
10.1	Share Purchase Agreement, dated July 29, 2019, by and among the Company and Perceptive Life Sciences Master Fund, Ltd.
23.1	Consent of Herzog Fox & Neeman (included in Exhibit 5.1)
99.1	Foamix Pharmaceuticals Ltd. Press Release, dated July 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2019

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer